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                                                                   EXHIBIT 4.3


                           INVESTORS' RIGHTS AGREEMENT

     This Investors' Rights Agreement (this "Agreement") is made and entered into as of the 21st day of May, 1993, by and among OVERLAND DATA INC., a California corporation (the "Company"), the parties identified on Exhibit A attached hereto (collectively, the "Shareholders"), and Scott McClendon, Martin
D. Gray and Anne S. Otterson, as Trustee for the Otterson Family Trust (the "Founders").

     The Founders, the Company and certain of the Shareholders (the "1992 Shareholders") are parties to an Investors' Rights Agreement (the "1992 Investors' Rights Agreement") dated as of July 2, 1992. As an inducement to Archive Corporation, a Delaware corporation ("Archive"), to purchase shares of Series C Preferred Stock of the Company, the Founders, the Company and the 1992 Shareholders desire to amend and restate the 1992 Investors' Rights Agreement to provide, among other things, for the grant of rights to the Shareholders as set forth herein.

The parties hereby agree as follows:

                                    SECTION 1
                 RESTRICTIONS ON TRANSFERABILITY OF SECURITIES:
                       REGISTRATION RIGHTS: AMENDMENT AND
                   RESTATEMENT OF INVESTORS' RIGHTS AGREEMENT

     1.1 CERTAIN DEFINITIONS. The 1992 Investors' Rights Agreement is hereby amended and restated in its entirety, as set forth herein, and is superseded in its entirety by this Agreement; except that (i) the Investors' Rights Agreement dated as of May 30, 1989 among the Company and the Founders and Shareholders referenced therein shall remain in full force and effect solely with respect to the obligations of Robert M. Long as set forth in Section 1.12 thereof and (ii) the 1992 Investors' Rights Agreement shall remain in full force and effect solely with respect to the obligations of William M. Barton, Jr. as set forth in
Section 1.12 thereof. As used in this Agreement, the following terms shall have the meanings set forth below:

           (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the securities Act.

           (b) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

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           (c) "Holder" shall mean any investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section
1.11 hereof.

           (d) "Initiating Holders" shall mean either the Initiating Series A Holders, the Initiating Series B Holders or the Initiating Series C Holders.

           (e) "Initiating Series A Holders" shall mean any Holder or Holders who in the aggregate hold not less than fifty percent (50%) of the outstanding Registrable Series A Securities. For purposes of such calculation, holders of Series A Shares shall be considered to hold the shares of Common Stock then issuable upon conversion of such Series A Shares.

           (f) "Initiating Series B Holders" shall mean any Holder or Holders who in the aggregate hold not less than fifty percent (50%) of the outstanding Registrable Series B Securities. For purposes of such calculation, holders of Series B Shares shall be considered to hold the shares of Common Stock then issuable upon conversion of such Series B Shares.

           (g) "Initiating Series C Holders" shall mean any Holder or Holders who in the aggregate hold not less than fifty percent (50%) of the outstanding Registrable Series C Securities. For purposes of such calculation, holders of Series C Shares shall be considered to hold the shares of Common Stock then issuable upon conversion of such Series C Shares.

           (h) "Other Shareholders" shall mean persons other than Holders who, by virtue of agreements with the Company, are also entitled to include their securities in certain registrations referenced hereunder.

           (i) "Registrable Securities" shall mean the Registrable Series A Securities, the Registrable Series B Securities and the Registrable Series C Securities.

           (j) "Registrable Series A Securities" shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Series A Shares and
(ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above, provided, however, that Registrable Series A Securities shall not include any shares of Common Stock which have previously been registered or which have been sold to the public.

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           (k) "Registrable Series B Securities" shall mean (i) shares of Common
Stock issued or issuable pursuant to the conversion of the Series B Shares and
(ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above, provided, however, that Registrable Series B Securities shall not include any shares of Common Stock which have previously been registered or which have been sold to the public.

           (l) "Registrable Series C Securities" shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Series C Shares and
(ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above, provided, however, that Registrable Series C Securities shall not include any shares of Common Stock which have previously been registered or which have been sold to the public.

           (m) The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

           (n) "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses and fees and disbursements of counsel for the Holders (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

           (o) "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

           (p) "Rule 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

           (q) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the

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rules and regulations thereunder, all as the same shall be in effect from time to time.

           (r) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).

           (s) "Series A Agreement" shall mean the Series A Preferred Stock Purchase Agreement between the Company and certain of the Shareholders dated as of May 30, 1989.

           (t) "Series B Agreement" shall mean the Series B Preferred Stock Purchase Agreement between the Company and certain of the Shareholders dated as of July 2, 1992.

           (u) "Series C Agreement" shall mean the Series C Preferred Stock Purchase Agreement between the Company and Archive dated as of the date hereof.

           (v) "Series A Shares" shall mean the Company's Series A Preferred Stock issued pursuant to the Series A Agreement.

           (w) "Series B Shares" shall mean the Company's Series B Preferred Stock issued pursuant to the Series B Agreement.

           (x) "Series C Shares" shall mean the Company's Series C Preferred Stock issued pursuant to the Series C Agreement.

           (y) "Shares" shall mean the Series A Shares, the Series B Shares and the Series C Shares.

1.2 REQUESTED REGISTRATION.

           (a) REQUEST FOR REGISTRATION. If the Company shall receive from Initiating Holders at any time or times not earlier than the earlier of (i) July 1, 1995 or (ii) one year after the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities having an aggregate offering price, net of underwriting discounts and expenses, equal to or exceeding Four Dollars ($4.00) per share of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) and the aggregate proceeds to the Company and/or any selling shareholders (after deduction for underwriting discounts but excluding expenses

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related to the issuance of such securities) exceed Five Million Dollars
($5,000,000) the Company will:

                (i) promptly give written notice of the proposed registration to all other Holders; and

               (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is given.

                     The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 1.2:

                     (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act and applicable Blue Sky laws;

                     (B) As to a request by the Initiating Series A Holders, after the Company has initiated one such registration pursuant to this Section 1.2(a) at the request of the Initiating Series A Holders, and, as to a request by the Initiating Series B Holders, after the Company has initiated one such registration pursuant to this Section 1.2(a) at the request of the Initiating Series B Holders and, as to a request by the Initiating Series C Holders, after the Company has initiated one such registration pursuant to this Section 1.2(a) at the request of the Initiating Series C Holders (counting for these purposes only (x) a registration which has been declared or ordered effective and pursuant to which securities have been sold and (y) registrations which have been withdrawn by the Holders as to which the Holders have not elected to bear the Registration Expenses pursuant to Section 1.4 hereof and would, absent such election, have been required to bear such expenses);

                     (C) During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the

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date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                     (D) If the Initiating Holders propose to dispose of shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 1.5 hereof;

                     (E) If the Initiating Holders do not request that such offering be firmly underwritten by underwriters selected by the Initiating Holders (subject to the consent of the Company, which consent will not be unreasonably withheld); or

                     (F) If the Company and the Initiating Holders are unable to obtain the commitment of the underwriter described in clause (E) above to firmly underwrite the offer.

           (b) FILING. Subject to the foregoing clauses (A) through (F), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders; provided, however, that if (i) in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for the period during which such disclosure would be seriously detrimental, provided that (except as provided in clause (C) above) the Company may not defer the filing for a period of more than one hundred eighty (180) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve-month period.

                The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Sections 1.2(d) and 1.13 hereof, include other securities of the Company, with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

           (c) UNDERWRITING. The right of any Holder to registration pursuant to
Section 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities he holds.

           (d) PROCEDURES. If the Company shall request inclusion in any registration pursuant to Section 1.2 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 1.2, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 1 (including Section 1.12). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriters are reasonably acceptable to the Company. Notwithstanding any other provision of this Section 1.2, if the representative of the underwriters advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 1.13 hereof. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 1.2(d), then the Company shall offer to all holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion in accordance with the provisions of Section 1.13.

     1.3 COMPANY REGISTRATION.

           (a) If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than pursuant to Section 1.2 or 1.5 hereof), other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

            (i) promptly give to each Holder written notice thereof: and

           (ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.3(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written recluse or requests made by any Holder within twenty (20) days after the written notice from the Company described in clause (i) above is given. Such written request may specify the inclusion of all or a part of a Holder's Registrable Securities in such registration.

           (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a)(i). In such event, the right of any Holder to registration pursuant to this Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

           Notwithstanding any other provision of this Section 1.3, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. If the registration is the first Company-initiated registered offering of the Company's securities to the general public, the Company may limit, to the extent so advised by the underwriters, the amount of securities (including Registrable Securities) to be included in the registration by the Company's shareholders (including the Holders), or may exclude, to the extent so advised by the underwriters, such underwritten securities entirely from such registration. If such registration is the second or any subsequent Company-initiated registered offering of the Company's securities to the general public, the Company may limit, to the extent so advised by the underwriters, the amount of securities to be included in the registration by the Company's shareholders (including the Holders); provided, however, that the aggregate value of securities (including Registrable Securities) to be included in such registration by the Company's shareholders (including the Holders) may not be so reduced to less than twenty-five percent (25%) of the total value of all securities included in such registration; PROVIDED FURTHER, however, that the aforementioned 25% shall be reduced, pro rata, to accommodate the comparable rights of Other Shares as referenced in Section 1.13 of this Agreement.

                The Company shall so advise all holders of securities requesting registration, and the number of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in Section
1.13. If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                If shares are so withdrawn from the registration or if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 1.13 hereof.

     1.4 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 1.2, 1.3, and 1.5 hereof, and reasonable fees of one counsel for the selling shareholders in the case of registrations pursuant to Section 1.2 or
Section 1.3, shall be borne by the Company except as otherwise required by law; provided, however, that if the Holders bear the Registration Expenses for any registration proceeding begun pursuant to Section 1.2 and subsequently withdrawn by the Holders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section
1.2 hereof, except in the event that such withdrawal is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 1.2, in which event such registration shall not be treated as a counted registration for purposes of Section 1.2 hereof, even though the Holders do not bear the Registration Expenses for such registration. Except as provided in the first sentence of this Section 1.4, all Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

     1.5 REGISTRATION ON FORM S-3.

           (a) After its initial public offering, the Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 1, the Holders of Registrable Securities shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders); provided, however, that the Company shall not be obligated to effect any such registration if (i) the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than One Million Dollars ($1,000,000), or (ii) in the event that the Company shall furnish the certification described in Section 1.2(b) (but subject to the limitations set forth therein) or (iii) in a given twelve (12)-month period, after the Company has effected two (2) such registrations in any such period or (iv) it is to be effected more than five (5) years after the Company's initial public offering.

           (b) If a request complying with the requirements of Section 1.5(a) hereof is delivered to the Company, the provisions of Sections 1.2(a)(i) and
(ii) and Section 1.2(b) hereof shall apply to such registration. If the registration is for an underwritten offering, the provisions of Sections 1.2(c) and 1.2(d) hereof shall apply to such registration.

     1.6 REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

           (a) Keep such registration effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 320-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold. provided that Rule 145, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to
Section 13 or l5 (d) of the Exchange Act in the registration statement:

           (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

           (c) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

           (d) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or is incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

           (e) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

           (f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

           (g) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section ll(a) of the Securities Act: and

           (h) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 1.2 hereof, the Company will enter into an underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and provided further that if the underwriter so requests the underwriting agreement will contain customary contribution provisions.

1.7 INDEMNIFICATION.

           (a) The Company will indemnify each Holder, each of its officers, directors and partners, legal counsel and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

           (b) Each Holder will, if Registrable Securities held by him are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, each other such Holder and Other shareholders participating in such registration, and each of their officers, directors, and partners, and each person controlling such Holder or Other Shareholder, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Shareholders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending or settling any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, the liability of each Holder under this Section 1.7 shall be limited to an amount equal to the aggregate public offering price of the Registrable Securities sold by such Holder, unless such liability arises out of or is based upon willful misconduct by such Holder.

           (c) Each party entitled to indemnification under this Section 1.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying

Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

           (d) If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

           (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

     1.8 INFORMATION BY HOLDER. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 1.

     1.9 LIMITATIONS ON REGISTRATION OF ISSUES OF SECURITIES. From and after the date of this Agreement, the Company shall not, without the prior written consent of a majority in interest of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are more favorable than the registration rights granted to the Holders hereunder.

     1.10 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to

           (a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

           (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

           (c) So long as a Holder owns any Registrable Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a holder to sell any such securities without registration.

     1.11 TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted to a Holder by the Company under this
Section 1 may be transferred or assigned by a Holder only to (i) a transferee or assignee of not less than fifty thousand (50,000) shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like) or (ii) an affiliate of a Holder, provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes the obligations of such Holder under this Section 1.

     1.12 "MARKET STAND-OFF" AGREEMENT. If requested by the Company and an underwriter of Common Stock (or other securities) of the Company, each Shareholder and Founder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Shareholder (other than those included in the registration) during the one hundred eighty
(180) day period following the effective date of a registration statement of the Company filed under the Securities Act, provided that:

           (a) such agreement shall only apply to the first such registration statement of the Company, including securities to be sold on its behalf to the public in an underwritten offering; and

           (b) all Holders and officers and directors of the Company enter into similar agreements.

                The obligations described in this Section 1.12 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stoptransfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

      1.13 ALLOCATION OF REGISTRATION OPPORTUNITIES. In any circumstance in which all of the Registrable Securities and other shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of shares of any currently unissued series of Preferred Stock of the Company) with registration rights (the "Other Shares") requested to be included in a registration on behalf of the Holders or other selling shareholders cannot be so included as a result of limitations on the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the Holders and other selling shareholders requesting inclusion of shares pro rata on the basis of the number of shares of Registrable Securities and Other Shares that would be held by such Holders and other selling shareholders, assuming conversion into Common Stock; provided, however, that such allocation shall not operate to reduce the aggregate number of Registrable Securities and Other Shares to be included in such registration. If any Holder or other selling shareholder does not request inclusion of the maximum number of shares of Registrable Securities and Other Shares allocated to him pursuant to the above-described procedure, the remaining portion of his allocation shall be reallocated among those requesting Holders and other selling shareholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities and Other Shares which would be held by such Holders and other selling shareholders, assuming conversion into Common Stock, and this procedure shall be repeated until all the shares of Registrable Securities and Other Shares which may be included in the registration on behalf of the Holders and other selling shareholders have been so allocated. The Company shall not limit the number of Registrable Securities to be included in a registration pursuant to this Agreement in order to include shares held by shareholders with no registration rights or to include founder's stock or any other shares of stock issued to employees, officers, directors, or consultants, or with respect to registrations under Section 1.2 or 1.5 hereof, in order to include in such registration securities registered for the Company's own account.

     1.14 DELAY OF REGISTRATION. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

     1.15 TERMINATION OF REGISTRATION RIGHTS. The right of any Holder to request registration or inclusion in any registration pursuant to Section 1.2, 1.3 or
1.5 shall terminate on the closing of the first Company-initiated registered public offering of Common Stock of the Company, provided that all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period, or on such date after the closing of the first Companyinitiated registered public offering of Common Stock of the Company as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period; provided, however, that the provisions of this Section 1.15 shall not apply to any Holder who owns more than two percent (2%) of the Company's outstanding stock until the earlier of (x) such time as such Holder owns less than two percent (2%) of the outstanding stock of the Company, or (y) the expiration of five (5) years after the closing of the first registered public offering of Common Stock of the Company.

                                    SECTION 2
                            COVENANTS OF THE COMPANY

     The Company hereby covenants and agrees, so long as any Holder owns any Registrable Securities, as follows:

     2.1 BASIC FINANCIAL INFORMATION. The Company will furnish the following reports to any Holder, so long as such Holder (or its representative) owns at least 191,000 Shares, or such number of shares of Common Stock issued upon conversion of 191,000 or more Shares, or any combination thereof (as presently constituted and subject to subsequent adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations and the like (a "Significant Holder"):

           (a) As soon as practicable after the end of each fiscal] year of the Company, and in any event within ninety (90) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and sources and applications of funds of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of recognized national standing selected by the Company, and a Company-prepared comparison to the Company's operating plan for such year.

           (b) As soon as practicable after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and sources and applications of funds of the Company and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with generally accepting accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the principal financial or accounting officer of the Company, except that such financial statements need not contain the notes required by generally accepted accounting principles.

           (c) From the date the Company becomes subject to the reporting requirements of the Exchange Act (which shall include any successor federal statute), and in lieu of the financial information required pursuant to Sections 2.1(a) and (b), copies of its annual reports on Form 10-K and its quarterly reports on Form 10-Q, respectively.

     2.2 ADDITIONAL INFORMATION AND RIGHTS.

           (a) The Company will permit any Significant Holder (or a representative of a Significant Holder) to visit and inspect any of the properties of the Company, including its books of account and other records (and make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with the Company's officers and its independent public accountants, all at such reasonable times and as often as any such person may reasonably request.

           (b) The Company will deliver the reports described below in this
Section 2.2 to each Significant Holder:

                (i) Annually (but in any event at least thirty (30) days prior to the commencement of each fiscal year of the Company) the financial plan of the Company, in such manner and form as approved by the Board of Directors of the Company, which financial plan shall include a projection of income and a projected cash flow statement for such fiscal year and a projected balance sheet as of the end of such fiscal year. Any material changes in such business plan shall be submitted as promptly as practicable after such changes have been approved by the Board of Directors of the Company.

               (ii) With reasonable promptness, such other information and data with respect to the Company and its subsidiaries as any such person may from time to time reasonably request.

              (iii) As soon as practicable after the end of each fiscal year and in any event within ninety (90) days thereafter, (a) a report from the Company reporting on compliance with the terms and conditions of this Agreement and any other agreement pursuant to which the Company has borrowed money or sold its securities and (b) a copy of the annual management review letter of the Company's independent public accountants.

               (iv) As soon as practicable after transmission or occurrence and in any event within ten (10) days thereof, copies of any reports or communications delivered to any class of the Company's security holders or broadly to the financial community, including any filings by the Company with any securities exchange, the Securities and Exchange Commission or the National Association of Securities Dealers, Inc.

           (c) The provisions of Section 2.1 and this Section 2.2 shall not be in limitation of any rights which any Holder or Significant Holder may have with respect to the books and records of the Company and its subsidiaries, or to inspect their properties or discuss their affairs, finances and accounts, under the laws of the jurisdictions in which they are incorporated.

           (d) Anything in Section 2 to the contrary notwithstanding, no Holder or Significant Holder by reason of this Agreement shall have access to any trade secrets or classified information of the Company. Each Significant Holder hereby agrees to hold in confidence and trust and not to misuse or disclose any confidential information provided pursuant to this Section 2.2. The Company shall not be required to comply with this Section 2.2 in respect of any Holder whom the Company reasonably determines to be a competitor or an officer, employee, director or greater than five percent (5%) shareholder of a competitor.

           (e) Each Holder who represents to the Company that it is a "venture capital operating company" for purposes of Department of Labor Regulation
Section 2510.3-101 shall in addition have the right to consult with and advise the officers of the Company as to management of the Company.

     2.3 RIGHT OF FIRST REFUSAL. The Company hereby grants ;o each of Matrix Partners II, L.P. ("Matrix"), The Palmer Organization III, L.P. ("Palmer") and Archive and their respective successors and assignees holding at least one hundred thousand (100,000) shares of Common Stock of the Company
(assuming conversion into Common Stock of Shares held by it) (Matrix, Palmer Archive and such successors and assignees are referred to collectively herein as the "Matrix/Palmer/Archive Holders") the right of first refusal to purchase a pro rata share of New Securities (as defined in this Section 2.3) which the Company ,may, from time to time, propose to sell and issue. A Matrix/Palmer/Archive Holder's pro rata share, for purposes of this right of first refusal, is the ratio of the number of shares of Common Stock owned by such Matrix/Palmer/Archive Holder immediately prior to the issuance of New Securities, assuming conversion into Common Stock of the Shares, to the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities, assuming full conversion of the Shares and exercise of all outstanding rights, options and warrants to acquire Common Stock of the Company. Each Matrix/Palmer/Archive Holder shall have a right of over-allotment such that if any Matrix/Palmer/Archive Holder fails to exercise its right hereunder to purchase its pro rata shares of New Securities, the other Matrix/Palmer/Archive Holders may purchase the nonpurchasing Matrix/Palmer/Archive Holder's portion on a pro rata basis within ten (10) days from the date such Matrix/Palmer/Archive Holders are notified by the Company that such nonpurchasing Matrix/Palmer/Archive Holder has failed to exercise its right hereunder to purchase its pro rata share of New Securities. This right of first refusal shall be subject to the following provisions:

           (a) "New Securities" shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term "New Securities" does not include (i) securities purchased under the Series C Agreement: (ii) securities issued upon conversion of the Shares; (iii) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all the assets or other reorganization whereby the Company will own not less than fifty-one percent (51%) of the voting power of such business entity or business segment of any such entity; (iv) any borrowings, direct or indirect, from financial institutions or other persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such borrowings do not have any equity features including warrants, options or other rights to purchase capital stock and are not convertible into capital stock of the Company; (v) securities issued to employees, consultants, officers or directors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors; (vi) securities issued to vendors or customers or to other persons in similar commercial situations with the Company if such issuance is approved by the Board of Directors; (vii) securities issued in connection with obtaining lease financing, whether issued to a lessor, guarantor or other person; (viii) securities issued in a firm commitment underwritten public offering pursuant to a registration under the Securities Act other than a registration relating solely to a transaction under Rule 145 under such Act (or any successor thereto) or to an employee benefit plan of the Company, at a public offering price (prior to underwriting discounts and expenses) equal to or exceeding Five Dollars and Twenty Five Cents ($5.25) per share of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) and the aggregate proceeds to the Company and/or any selling shareholders (after deduction for underwriting discounts but excluding expenses relating to the issuance) of which exceed Five Million Dollars ($5,000,000) (a "Qualified Public Offering"); (ix) securities issued in connection with any stock split, stock dividend or recapitalization of the Company; and (x) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (ix) above.

               (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Matrix/Palmer/ Archive Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Matrix/Palmer/Archive Holder shall have twenty (20) days after any such notice is effective to agree to purchase such Matrix/Palmer/Archive Holder's pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

           (c) In the event a Matrix/Palmer/Archive Holder fails to exercise fully the right of first refusal within said twenty (20) day period and after the expiration of the ten-day period for the exercise of the over-allotment provisions of this Section 2.3, the Company shall have one hundred twenty (120) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within one hundred twenty (120) days from the date of said agreement) to sell the New Securities respecting which said Matrix/Palmer/Archive Holder's right of first refusal option set forth in this Section 2.3 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice to the Matrix/Palmer/Archive Holders pursuant to Section 2.3(b). In the event the Company has not sold within said 120-day period or entered into an agreement to sell the New Securities in accordance with the foregoing within one hundred twenty (120) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Matrix/Palmer/Archive Holders in the manner provided in Section 2.3(b) above.

           (d) The right of first refusal granted under this Agreement shall expire upon, and shall not be applicable to, the first sale of Common Stock of the Company to the public effected pursuant to a Qualified Public Offering, as defined in Section 2.3(a)(viii) above.

     2.4 TRANSACTIONS WITH AFFILIATES. The Company shall not, without the approval of the disinterested members of the Company's Board of Directors, engage in any loans, leases, contracts or other transactions with any director, officer or key employee of the Company, or any member of any such person's immediate family, including the parents, spouse, children and other relatives of any such person, on terms less favorable than the Company would obtain in a transaction with an unrelated party, as determined in good faith by the Board of Directors.

          2.5 TERMINATION OF COVENANTS. The covenants set forth in this Section 2 shall terminate and be of no further force and effect after the time of effectiveness of the Company's first Qualified Public offering, as defined in
Section 2.3(a)(viii) above.

                                    SECTION 3
                                  MISCELLANEOUS

     3.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California, as if entered into by and between California residents exclusively for performance entirely within California.

     3.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     3.3 ENTIRE AGREEMENT: AMENDMENT: WAIVER. This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the holders of at least seventy-five percent (75%) of the Registrable Securities and any such amendment, waiver, discharge or termination shall be binding on all the Holders; provided, however, that in no event shall the obligations of any Holder hereunder be materially increased, except upon the written consent of such Holder; and, provided further, that the provisions of Section 2.4(b) hereof may not be amended waived, discharged or terminated without the written consent of Archive.

     3.4 NOTICES. ETC., All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, or delivered personally addressed by hand or special courier (a) if to a Holder or Founder, as indicated on the list of Holders and Founders attached hereto as Exhibit A, or at such other address as such Holders or permitted assignee shall have furnished to the Company in writing, or (b) if to the Company, at 5600 Kearny Mesa Road, San Diego, CA 92111, or at such other address as the Company shall have furnished to each Holder in writing. All such notices and other written communications shall be effective (i) if mailed, five (5) days after mailing and (ii) if delivered, upon delivery.

     3.5 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement or any waiver on the part of any Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

     3.6 RIGHTS. SEPARABILITY. Unless otherwise expressly provided herein, a Holder's rights hereunder are several rights, not rights jointly held with any of the other Holders. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     3.7 INFORMATION CONFIDENTIAL. Each Holder acknowledges that the information received by it pursuant hereto may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Holder is required to disclose such information by a governmental body.

     3.8 TITLES AND SUBTITLES. The titles of the sections and paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     3.9 ATTORNEYS' FEES. In the event that any dispute among the parties to this Investors' Rights Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Investors' Rights Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     3.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement effective as of the day and year first above written.

OVERLAND DATA INC.

By:  /s/  Scott McClendon
   ---------------------------
Title: President
Address: 5600 Kearny Mesa Road
         San Diego, CA 92111

THE PALMER ORGANIZATION III L.P.

By: Palmer Partner L.P.,
     General Partner

By:
   ---------------------------
     John A. Shane


Title: General Partner
Address: 300 Unicorn Park Drive
         Woburn, MA 01801

MATRIX PARTNERS II, L.P.

By:
   ---------------------------
     Joseph D. Rizzi

Title: General Partner
Address: 2500 Sand Hill Road
         Suite 113
         Menlo Park CA 94025

FOUNDERS:

---------------------------
William M. Barton, Jr.
Address:
        -------------------
        -------------------


 /s/Martin D. Gray
---------------------------

Address: 3236 Caminito Ameca
         La Jolla, CA  92037

---------------------------
Anne S. Otterson, as Trustee for the Otterson Family Trust By William Otterson Under Power of Attorney

Address:
        -------------------
        -------------------
        -------------------


---------------------------
Abby B. Silverman
Address: 1390 Park Row
         La Jolla, CA  92037


---------------------------
Thomas Turney
Address: 2600 Bell Avenue
         Manhattan Beach. CA  90266

-------------------------------
Mark A. Medearis

Address:
        -----------------------
        -----------------------
        -----------------------


WS INVESTMENT COMPANY 92B

By:
    ---------------------------
Title:
       ------------------------
Address: Two Palo Alto Square
         Palo Alto, CA 94306

By:   /s/ Scott McClendon
    ---------------------------
Address: 1 East Roseland Drive
         La Jolla, CA  92037
         ----------------------


ARCHIVE CORP

By: /s/  William J. Schroeder
    ---------------------------
Title: President
Address: 1650 Sunflower Avenue
          Costa Mesa, CA 92626

                                  EXHIBIT A TO
                           INVESTORS' RIGHTS AGREEMENT

1. THE PALMER ORGANIZATION III L.P.

2. MATRIX PARTNERS II L.P.

3. SHAREHOLDERS PARTY TO THE INVESTORS' RIGHTS AGREEMENT DATED AS OF MAY 30, 1989 AMONG THE COMPANY AND THE FOUNDERS AND SHAREHOLDERS REFERENCED THEREIN

4. FOUNDERS
5. WS INVESTMENT COMPANY 92B
6. MARK A. MEDEARIS
7. THOMAS TURNEY
8. ABBY B. SILVERMAN
9. ARCHIVE CORPORATION